UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 22, 2015
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 22, 2015, First Cash Financial Services, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 28,195,392 issued and outstanding shares of common stock entitled to vote at the meeting, 25,890,278 of the shares voted in person or by proxy, representing 91.8% of the total eligible voting shares.

The following four proposals were submitted to a vote of the Company's shareholders at the Annual Meeting and the final voting results for each proposal are set forth below.

1.	The shareholders elected the sole director nominee for a term of three years. The voting results are as follows:
		For	Withheld	Broker Non-Votes
	Rick L. Wessel	22,172,356	1,055,789	2,662,133

The other directors with remaining terms are Mr. Gabriel Guerra Castellanos, who will continue to serve until the 2016 Annual Meeting of Shareholders, and Mr. Mikel D. Faulkner and Mr. Randel G. Owen, who will continue to serve until the 2017 Annual Meeting of Shareholders.

2.
The shareholders ratified the selection of Hein & Associates LLP as independent registered public accountant firm of the Company for the year ended December 31, 2015. The voting results are as follows:

	For	Against	Abstain
	25,473,463	357,651	59,164

3.	The shareholders re-approved the material terms of performance goals for qualified performance-based awards under the Company's Executive Performance Incentive Plan. The voting results are as follows:
	For	Against	Abstain	Broker Non-Votes
	22,792,802	367,258	68,085	2,662,133

4.	The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers. The voting results are as follows:
	For	Against	Abstain	Broker Non-Votes
	14,579,771	8,579,319	69,055	2,662,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 2015	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

3